UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2023
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 27, 2023, First Citizens BancShares, Inc. (“BancShares”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that, effective March 27, 2023 (the “SVBB Acquisition Date”), its wholly-owned subsidiary, First-Citizens Bank & Trust Company (“FCB”), had assumed all customer deposits and certain other liabilities, and acquired substantially all loans and certain other assets, of Silicon Valley Bridge Bank, N.A. (“Silicon Valley Bridge Bank”), as successor to Silicon Valley Bank, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Silicon Valley Bridge Bank (the “SVBB Acquisition”), pursuant to the terms of a purchase and assumption agreement entered into by FCB and the FDIC on March 27, 2023 (the “Purchase Agreement”). On March 31, 2023, BancShares filed Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) to file Exhibits 2.1, 4.1, and 10.1 and to update the disclosure in Item 1.01 with respect to the exercise of the Cash-Settled Value Appreciation Instrument (the “Value Appreciation Instrument”).

This Current Report on Form 8-K/A (“Amendment No. 2”) is being filed to update the disclosures in Item 2.01 of the Original Form 8-K, as amended, and to provide financial information required by Item 9.01. In accordance with the guidance provided in Securities and Exchange Commission (the “Commission”) Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”) and the relief granted in a letter dated June 1, 2023 from the staff of the Division of Corporate Finance of the Commission thereunder, BancShares has omitted certain financial information of Silicon Valley Bridge Bank required by Rule 3-05 of Regulation S-X and the related pro forma financial information required by Article 11 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the SVBB Acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Except as otherwise provided herein, the other disclosures made in the Original Form 8-K as updated by Amendment No. 1 remain unchanged.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosure set forth under “Explanatory Note” above is incorporated by reference into this Item 2.01.

Under the terms of the Purchase Agreement, FCB acquired assets with a fair value of $107.54 billion, including approximately $68.47 billion in loans held by Silicon Valley Bridge Bank and $35.31 billion of cash and interest-earning deposits at banks. FCB also assumed approximately $61.42 billion in liabilities, including customer deposits with a fair value of approximately $56.01 billion. The deposits were acquired without a premium and the assets were acquired at a discount of approximately $16.45 billion, subject to customary adjustments. The preceding discussion of assets acquired and liabilities assumed is presented at estimated fair value on the SVBB Acquisition Date. The fair values of the assets acquired and liabilities assumed were determined as described in Item 9.01 below. The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement and certain exhibits attached thereto, a copy of which was attached as Exhibit 2.1 to Amendment No. 1 and is incorporated by reference herein.

In connection with the SVBB Acquisition, FCB issued a five-year $35 billion note payable to the FDIC (the “Purchase Money Note”), and entered into binding terms and conditions for an up to $70 billion line of credit provided by the FDIC for related risks and liquidity purposes (the “Initial Liquidity Commitment”, and with the Original Purchase Money Note, the “Initial Financing”). At such time, FCB and the FDIC agreed to negotiate additional terms and documents augmenting and superseding the Purchase Money Note and Initial Liquidity Commitment, and on November 20, 2023, FCB and the FDIC entered into new financing agreements for those purposes. On November 20, 2023, the Purchase Money Note was amended and restated, dated as of March 27, 2023 and maturing March 27, 2028, adjusting the principal amount to approximately $36.07 billion ($35.81 billion net of fair value discount). FCB and the FDIC, as lender and as collateral agent, also entered into an Advance Facility Agreement, dated as of March 27, 2023, and effective as of November 20, 2023 (the “Advance Facility Agreement”), providing total advances available through March 27, 2025 of up to $70 billion (subject to the limits described below) solely to provide liquidity to offset deposit withdrawal or runoff of former Silicon Valley Bridge Bank deposit accounts and to fund the unfunded commercial lending commitments acquired in the SVBB Acquisition. Borrowings outstanding under the Advance Facility Agreement are limited to an amount equal to the value of loans and other collateral obtained from Silicon Valley Bridge Bank plus the value of any other unencumbered collateral agreed by the parties to serve as additional collateral, reduced by the amount of principal and accrued interest outstanding under the Purchase Money Note and the accrued interest on the Advance Facility Agreement. The Purchase Money Note (as amended and restated) and the Advance Facility Agreement are described in more detail in BancShares’ Current Report on Form 8-K filed with the Commission on November 27, 2023 (the “Financing Agreements Form 8-K”). The foregoing summary of the Purchase Money Note and Advance Facility Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Money Note and the Advance Facility

Agreement, copies of each of which attached as Exhibits 4.1 and 10.2 to the Financing Agreements Form 8-K and incorporated by reference herein.

In connection with the Purchase Agreement, FCB also entered into a commercial shared loss agreement with the FDIC (the “Shared-Loss Agreement”). The Shared-Loss Agreement covers approximately $60.5 billion of funded loans (collectively, the “covered assets”). Pursuant to the terms of the Shared-Loss Agreement, the FDIC will reimburse FCB for 0% of losses of up to $5 billion with respect to covered assets and 50% of losses in excess of $5 billion with respect to covered assets (“FDIC loss sharing”) and FCB will reimburse the FDIC for 50% of recoveries related to such covered assets (“FCB reimbursement”). The Shared-Loss Agreement provides for FDIC loss sharing for five years and FCB reimbursement for eight years, in each case on the terms and conditions described in the Shared-Loss Agreement. The Shared-Loss Agreement extends to loans funded after the SVBB Acquisition Date that were unfunded commitments to loan at the SVBB Acquisition Date for a period of one year after the SVBB Acquisition Date. If certain conditions are met pursuant to the Shared-Loss Agreement, FCB has agreed to pay to the FDIC, 45 days after March 31, 2031 (or, if earlier, the time of disposition of all acquired assets pursuant to the Shared-Loss Agreement), a true-up amount up to $1.5 billion calculated using a formula set forth in the Shared-Loss Agreement. The foregoing summary of the Shared-Loss Agreement is not complete and is qualified in its entirety by reference to the full text of the Shared-Loss Agreement, a copy of which was attached as Exhibit 10.1 to Amendment No. 1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired

The disclosure in the Explanatory Note and Item 2.01 is incorporated in this Item 9.01(a). The following discussion should be read in conjunction with historical financial statements and related notes of BancShares, which have been filed with the Commission, and the Audited Statement of Assets Acquired and Liabilities Assumed, which is attached hereto as Exhibit 99.1 (the “Audited Statement”).

BALANCE SHEET ANALYSIS
Summary of Transaction
As set forth in Item 2.01 above, FCB acquired substantially all loans and certain other assets and assumed all customer deposits and certain other liabilities of Silicon Valley Bridge Bank from the FDIC on the SVBB Acquisition Date, pursuant to the terms of the Purchase Agreement.

Significant items related to the SVBB Acquisition are summarized below.
•The fair value of total assets acquired was $107.54 billion, which mainly consisted of approximately $68.47 billion of loans, net of allowance for loan losses, and $35.31 billion of cash and interest-earning deposits at banks.
•The fair value of deposits assumed was $56.01 billion.
•The deposits were acquired without a premium, and the assets were acquired at a discount of approximately $16.45 billion pursuant to the terms of the Purchase Agreement.
•The core deposit intangible (“CDI”) was $230 million.
•The preliminary after tax gain on acquisition recorded by BancShares was $9.81 billion, representing the excess of the net assets acquired over the purchase price.
•The purchase price consideration recorded by BancShares included the Purchase Money Note with an estimated fair value of $35.81 billion and the Value Appreciation Instrument with an estimated fair value of $500 million.

Fair Value Estimates
BancShares has determined that the SVBB Acquisition constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) ASC Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values based on preliminary valuations as of March 27, 2023. The determination of estimated fair values required management to make certain estimates about discount rates, future expected cash flows, market conditions at the time of the SVBB Acquisition, and other future events that are highly subjective in nature and may require adjustments.

FCB and the FDIC are awaiting conclusion of the customary final settlement process which could impact the fair value of certain other assets acquired and other liabilities assumed. We continue to review information relating to events or circumstances existing at the SVBB Acquisition Date that could impact the preliminary fair value estimates. Until management finalizes its fair value estimates for the acquired assets and assumed liabilities, the preliminary gain on acquisition can be updated for a period not to exceed one year following the SVBB Acquisition Date (the “Measurement Period”). We believe the preliminary fair value estimates of assets acquired and liabilities assumed, including the effects of Measurement Period adjustments, provide a reasonable basis for determining the preliminary fair values. The fair value measurements of certain other assets and liabilities are preliminary as we identify and assess information regarding the nature of these assets and liabilities and review the associated valuation assumptions and methodologies. The tax treatment of FDIC-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the SVBB Acquisition Date. As such, the amounts recorded for tax assets and liabilities are considered provisional as we continue to evaluate the nature and extent of permanent and temporary differences between the book and tax bases of the acquired assets and liabilities assumed, as well as the tax impact on the preliminary gain on acquisition.

The following table provides the purchase price allocation to the identifiable assets acquired and liabilities assumed at their estimated fair values as of the SVBB Acquisition Date. The fair values of the Purchase Money Note and the Value Appreciation Instrument do not represent assets acquired or liabilities assumed in the SVBB Acquisition. Therefore, the Purchase Money Note and the Valuation Appreciation Instrument are not reported in the Statement of Assets Acquired and Liabilities Assumed in Exhibit 99.1.

Fair Value Purchase Price Allocation

dollars in millions	March 27, 2023
Fair Value Purchase Price Allocation
Purchase price consideration
Purchase Money Note (1)	$35,808
Value Appreciation Instrument	500
Purchase price consideration	$36,308
Assets
Cash and due from banks	$1,310
Interest-earning deposits at banks	34,001
Investment securities available for sale	385
Loans	68,688
Allowance for loan losses	(220)
Loans, net of allowance for loan losses	68,468
Affordable housing tax credit investments and other unconsolidated investments	1,273
Premises and equipment	308
Core deposit intangibles	230
Other assets	1,564
Total assets acquired	$107,539
Liabilities
Deposits	$56,014
Borrowings	10
Deferred tax liabilities	3,364
Other liabilities	2,035
Total liabilities assumed	$61,423
Fair value of net assets acquired	46,116
Preliminary gain on acquisition, after income taxes (2)	$9,808
Preliminary gain on acquisition, before income taxes (2)	$13,172
(1) The principal amount of the Purchase Money Note is the carrying value of net assets acquired of approximately $52.52 billion less the asset discount of $16.45 billion pursuant to the Purchase Agreement. The $35.81 billion above is net of a fair value discount of approximately $264 million. The fair value was estimated based on the income approach, which includes: (i) projecting cash flows over a certain discrete projection period and (ii) discounting those projected cash flows to present value at a rate of return that considers the relative risk of the cash flows and the time value of money.
(2) The difference between the preliminary gain on acquisition before and after taxes reflects the deferred tax liabilities recorded in the SVBB Acquisition, as presented above.

FINANCIAL POSITION
Interest-Earning Assets
Interest-earning assets include interest-earning deposits at banks, investment securities, and loans, all of which reflect varying interest rates based on the risk level and repricing characteristics of the underlying asset.

Interest-earning Deposits at Banks
We acquired $34.00 billion of interest-earning deposits at banks.

Investment Securities Available for Sale
We acquired investment securities available for sale with a fair value of $385 million in the SVBB Acquisition. The following table presents the par value and fair value of acquired investment securities available for sale as of the SVBB Acquisition Date. The fair value equates to the amortized cost as of the SVBB Acquisition Date.

Investment Securities Available for Sale

dollars in millions	March 27, 2023
	Par Value	Fair Value
Residential mortgage-backed securities	$113	$102
Commercial mortgage-backed securities	21	20
Municipal bonds	258	263
Total investment securities available for sale	$392	$385

We sold the municipal bonds during the quarter ended September 30, 2023.

The following table presents the weighted average yields for investment securities available for sale acquired in the SVBB Acquisition, segregated by major category with ranges of contractual maturities. The weighted average yield on the portfolio is calculated using security-level annualized yields.

	March 27, 2023
	Within One Year	One to Five Years	Five to 10 Years	After 10 Years	Total
Investment securities available for sale:
Residential mortgage-backed securities	—%	5.01%	4.42%	4.43%	4.43%
Commercial mortgage-backed securities	—	4.49	—	—	4.49
Municipal bonds	2.59	3.48	3.63	3.88	3.75
Total investment securities available for sale	2.59%	4.04%	3.74%	4.08%	3.97%

Loans
Loans were recognized at their estimated fair values on the SVBB Acquisition Date. FCB acquired both Purchased Credit Deteriorated (“PCD”) and non-PCD loans, which will be subject to periodic credit quality reviews in accordance with our policies. The initial allowance for loan losses (“ALL”) for PCD loans was $220 million at the SVBB Acquisition Date. The accounting treatment for loans acquired in a business combination is further discussed in the notes to the Audited Statement.

Unless otherwise noted, the following tables present loan amounts at fair value after the PCD gross-up, which represents amortized cost at the SVBB Acquisition Date.

A summary of loans by class, including the unpaid principal balance (“UPB”), is presented below:

Loans

dollars in millions	March 27, 2023
	UPB	Amortized Cost	% to Total Loans
Global fund banking	$38,917	$38,708	56%
Investor dependent - early stage	2,036	1,892	3
Investor dependent - growth stage	4,618	4,307	6
Innovation C&I and cash flow dependent	9,467	9,169	13
Private Bank	10,798	9,487	14
CRE	2,574	2,468	4
Other	2,877	2,657	4
Total	$71,287	$68,688	100%

The following table presents the UPB and fair value before the PCD gross-up of the loans acquired in the SVBB Acquisition as of the SVBB Acquisition Date:

UPB and Fair Value of Loans Acquired

dollars in millions	Loans
	UPB	Fair Value
Non-PCD loans	$68,719	$66,422
PCD loans	2,568	2,046
Total loans, before PCD gross-up	$71,287	$68,468

The fair value of non-PCD loans was $66.42 billion, compared to the UPB of $68.72 billion, resulting in a fair value discount of $2.30 billion that will be accreted into income over the contractual life of the loan using the effective interest method. The maturity distribution by contractual maturity date is summarized in a table below.

The following table summarizes PCD loans acquired in the SVBB Acquisition:

PCD Loans

dollars in millions	Total PCD
UPB	$2,568
Fair value	2,046
Fair value discount	522
Less: discount for loans with $0 fair value at SVBB Acquisition Date	(26)
Less: PCD gross-up	(220)
Non-credit discount (1)	$276
(1) The non-credit discount of $276 million will be accreted into income over the contractual life of the loan using the effective interest method. The maturity distribution by contractual maturity date is summarized in the table below.

The following table provides loan maturity distribution information by contractual maturity date and estimated average contractual interest rate as of March 27, 2023:

Loan Maturity Distribution

dollars in millions	At March 27, 2023, Maturing
	Within One Year	One to Five Years	Five to 15 Years	After 15 Years	Total	Average Contractual Interest Rate
Global fund banking	$36,238	$2,344	$126	$—	$38,708	6.98%
Investor dependent - early stage	272	1,599	21	—	1,892	8.59%
Investor dependent - growth stage	526	3,668	113	—	4,307	8.95%
Innovation and cash flow dependent	1,636	7,167	366	—	9,169	8.24%
Private Bank	304	536	981	7,666	9,487	3.60%
CRE	302	1,311	802	53	2,468	5.34%
Other	600	693	815	549	2,657	5.03%
Total loans	$39,878	$17,318	$3,224	$8,268	$68,688	6.66%

The following table provides information regarding the sensitivity of loans to changes in interest rates for loans maturing one year or more:

Loan Interest Rate Sensitivity

dollars in millions	Loans Maturing One Year or After with
	Fixed Interest Rates	Variable Interest Rates
Global fund banking	$8	$2,462
Investor dependent - early stage	24	1,596
Investor dependent - growth stage	12	3,769
Innovation and cash flow dependent	3	7,530
Private Bank	1,850	7,333
CRE	934	1,232
Other	1,328	729
Total loans	$4,159	$24,651
Loans on nonaccrual status at March 27, 2023 totaled $176 million, or 0.26% of total acquired loans.

Interest-Bearing Liabilities
Interest-bearing liabilities include interest-bearing deposits and securities sold under customer repurchase agreements.

Deposits
We assumed $56.01 billion of deposits in the SVBB Acquisition as follows:

Deposits

dollars in millions	March 27, 2023
Noninterest-bearing demand	$35,075
Checking with interest	9,208
Money market	11,487
Savings	38
Time	206
Total deposits	$56,014

Where information is not readily available to determine the amount of insured deposits, the amount of uninsured deposits is estimated, consistent with the methodologies and assumptions utilized in providing information to our regulators. We estimate total uninsured deposits were $48.55 billion at March 27, 2023.

The following table provides the expected maturity of time deposits in excess of $250,000, the FDIC insurance limit, as of March 27, 2023:

Maturities of Time Deposits In Excess of $250,000

dollars in millions	March 27, 2023
Time deposits maturing in:
Three months or less	$89
Over three months through six months	31
Over six months through 12 months	37
More than 12 months	2
Total	$159

Borrowings
We assumed $10 million of securities sold under agreements to repurchase.

The following sections include discussions regarding the impact of the SVBB Acquisition on a consolidated reporting basis by BancShares, including operating results and cash flows, liquidity, and capital.

OPERATING RESULTS AND CASH FLOWS

Beginning on March 27, 2023, the operations acquired in the SVBB Acquisition are included in our consolidated statements of income and cash flows. The SVBB Acquisition has improved our net interest income (“NII”) and cash flows. We expect that the SVBB Acquisition will continue to benefit NII and cash flows compared to before the SVBB Acquisition, as interest earned on acquired loans and to a lesser extent, interest-earning deposits at banks and investments, is expected to continue to exceed interest expense on assumed deposits and borrowings and the Purchase Money Note.

As shown in the table below, our consolidated noninterest income and expense have increased due to the SVBB Acquisition. We expect noninterest income to continue to benefit from the ongoing activities of the acquired operations. While the pace of the increases in noninterest expense could decrease due to synergies, we expect noninterest expense to remain higher than before the SVBB Acquisition reflecting the additional personnel, systems and occupancy costs, as well as higher intangible amortization, due to the CDI of $230 million amortizing over an estimated eight-year useful life.

The fair value of the net assets acquired exceeded the purchase price. Consequently, there was a gain on acquisition of $9.81 billion (and no goodwill) for the SVBB Acquisition.

During the first quarter of 2023, BancShares added the Silicon Valley Banking reportable segment (the “SVB Segment”), which includes the assets acquired, liabilities assumed and related operations from the SVBB Acquisition completed on March 27, 2023. The following table summarizes the results of operations for the SVB Segment from the SVBB Acquisition Date through December 31, 2023. Noninterest expense in the following table includes CDI amortization of $38 million for the period from the SVBB Acquisition Date to December 31, 2023.

SVB Segment: Financial Data and Metrics

dollars in millions	For the period
March 27, 2023 through December 31, 2023
Earnings Summary
Net interest income	$1,946
Benefit for credit losses	71
Net interest income after benefit for credit losses	1,875
Noninterest income	478
Noninterest expense	1,642
Income before income taxes	711
Income tax expense	181
Net income	$530

Select Period End Balances	As of December 31, 2023
Loans	$55,013
Deposits	38,477

In addition to the results of operations included in the SVB Segment, certain items related to the SVBB Acquisition were reported in our “Corporate” segment disclosures for the year ended December 31, 2023. These included: loan discount accretion income of $697 million, interest expense of $1.00 billion on the Purchase Money Note, provision for credit losses of $716 million, which included the day 2 provision for acquired non-PCD loans and off-balance sheet credit exposures discussed below, gain on acquisition of $9.81 billion, and acquisition-related expenses of $470 million, most of which was related to the SVBB Acquisition. We expect the pace of the increases in acquisition-related expenses to decrease due to synergies.

The provision for credit losses was impacted by $462 million for the day 2 provision for credit losses for acquired non-PCD loans and $254 million for acquired off-balance sheet credit exposures. The acquired loans and off-balance sheet exposures are subject to our ongoing credit review and ALL processes.

In connection with the Purchase Agreement, FCB also entered into the Shared-Loss Agreement. The Shared-Loss Agreement provides for FDIC Loss Sharing for five years and FCB Reimbursement for eight years. The Shared-Loss Agreement extends to loans funded after the SVBB Acquisition Date that were unfunded loan commitments at the SVBB Acquisition Date for a period of one year after the SVBB Acquisition Date. If certain conditions are met pursuant to the Shared-Loss Agreement, FCB has agreed to pay to the FDIC, 45 days after March 31, 2031 (or, if earlier, the time of disposition of all acquired assets pursuant to the Shared-Loss Agreement), a true-up amount up to $1.5 billion calculated using a formula set forth in the Shared-Loss Agreement. Preliminary estimates indicate there is no material value to attribute to the loss indemnification asset or true-up liability. This is primarily based on evaluation of historical loss experience and the credit quality of the portfolio.

LIQUIDITY

BancShares’ liquidity metrics remain strong as we had $57.28 billion in liquid assets consisting of $32.69 billion in cash and interest-earning deposits at banks and $24.59 billion in high-quality liquid securities at December 31, 2023. In addition, at December 31, 2023, we had estimated unused borrowing capacity with the FHLB and Federal Reserve Bank of $13.62 billion and $5.12 billion, respectively, and $15.11 billion with the FDIC under the Advance Facility Agreement.

As consideration for the SVBB Acquisition, FCB issued the Purchase Money Note and the Value Appreciation Instrument to the FDIC. Under the term of the Value Appreciation Instrument, FCB agreed to make a cash payment to the FDIC equal to the product of (i) $5 million and (ii) the excess amount by which the average volume weighted price of one share of BancShares’ Class A common stock, par value $1, over the two Nasdaq trading days immediately prior to the date on which the Value Appreciation Instrument is exercised exceeds $582.55; provided that the settlement amount does not exceed $500 million. The FDIC exercised its right under the Value Appreciation Instrument on March 28, 2023, and a $500 million payment was made on April 4, 2023.

Deposits are a primary source of funding of our operations. We assumed $56.01 billion of deposits in the SVBB Acquisition. The following table summarizes deposits for the SVB Segment:

(dollars in millions)	Deposit Balance
	Acquisition Date
	March 27, 2023	March 31, 2023	April 14, 2023	April 28, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Deposits	$56,014	$49,259	$41,336	$41,425	$40,860	$39,970	$38,477

Deposits declined from $56.01 billion at the SVBB Acquisition Date to $49.26 billion at March 31, 2023, primarily due to uncertainty in the banking industry. As presented in the table above, deposits began to stabilize early during the second quarter.

CAPITAL

The regulatory capital ratios for BancShares and FCB are calculated in accordance with the guidelines of the federal banking authorities. The regulatory capital ratios for BancShares and FCB continued to exceed the Basel III requirements and the Prompt Corrective Action well-capitalized thresholds after the SVBB Acquisition as summarized in the following table:

Analysis of Capital Adequacy

dollars in millions	Requirements to be Well-Capitalized	December 31, 2023		December 31, 2022
		Amount(1)	Ratio(1)	Amount	Ratio
BancShares
Risk-based capital ratios
Total risk-based capital	10.00%	$23,891	15.74%	$11,799	13.18%
Tier 1 risk-based capital	8.00	21,150	13.94	9,902	11.06
Common equity Tier 1	6.50	20,270	13.36	9,021	10.08
Tier 1 leverage ratio	5.00	21,150	9.83	9,902	8.99

FCB
Risk-based capital ratios
Total risk-based capital	10.00%	$23,600	15.56%	$11,627	12.99%
Tier 1 risk-based capital	8.00	21,227	13.99	10,186	11.38
Common equity Tier 1	6.50	21,227	13.99	10,186	11.38
Tier 1 leverage ratio	5.00	21,227	9.88	10,186	9.25
(1) Capital amounts and ratios as of December 31, 2023 are preliminary pending completion of quarterly regulatory filings.

FINANCIAL STATEMENTS
Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is the Audited Statement and the accompanying notes thereto.

(b) Pro Forma Financial Information
The disclosure in the Explanatory Note is incorporated in this Item 9.01(b).

Silicon Valley Bridge Bank was only in operation from March 10, 2023 to March 27, 2023 and does not have historical financial information on which we could base pro forma information. Additionally, we did not acquire all assets or assume all liabilities of Silicon Valley Bridge Bank, and an essential part of the SVBB Acquisition is the federal assistance governed by the Purchase Agreement and Shared-Loss Agreement, which is not reflected in the previous operations of Silicon Valley Bridge Bank. Therefore, it is impracticable to provide pro forma information on revenues and earnings for the SVBB Acquisition in accordance with ASC 805-10-50-2.

(d) Exhibits
The following exhibits accompany this Amendment No. 2.

Exhibit No.	Description
2.1*	Purchase and Assumption Agreement All Deposits dated March 27, 2023, by and among the Federal Deposit Insurance Corporation, receiver of Silicon Valley Bridge Bank, N.A., the Federal Deposit Corporation and First-Citizens Bank & Trust Company
2.2	Extensions of Time to the Purchase and Assumption Agreement All Deposits dated March 27, 2023, by and among the Federal Deposit Insurance Corporation, received of Silicon Valley Bridge Bank, N.A., the Federal Deposit Insurance Corporation and First-Citizens Bank & Trust Company (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2023)
4.1	Amended and Restated Purchase Money Note, dated as of March 27, 2023 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on November 27, 2023)
10.1*	Commercial Shared-Loss Agreement dated March 27, 2023, by and among the Federal Deposit Insurance Corporation and First-Citizens Bank & Trust Company
10.2	Advance Facility Agreement dated as of March 27, 2023, by and among First-Citizens Bank & Trust Company and the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bridge Bank, National Association, as lender and as collateral agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on November 27, 2023)
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP
99.1	Report of Independent Registered Public Accounting Firm, KPMG LLP,
Statement of Assets Acquired and Liabilities Assumed at March 27, 2023 and
Notes to Statement of Assets Acquired and Liabilities Assumed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Previously furnished or filed

Disclosures About Forward-Looking Statements
This Amendment No. 2 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, and future performance and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine, Israel and the Gaza Strip) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments and the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the SVBB Acquisition and the previously completed transaction with CIT Group Inc., which acquisition risks include (1) disruption from the transactions with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in completing the integration of the businesses, (6) the ability to retain customers following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the SVBB Acquisition.

Except to the extent required by applicable law or regulation, BancShares disclaims any obligation to update such forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in BancShares’ subsequent quarterly reports on Form 10-Q and its other filings with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	January 26, 2024	By: /s/ Craig L. Nix
Name: Craig L. Nix
Title: Chief Financial Officer